Security Information








Security Purchased
Comparison Security
Comparison Security
Cusip
447462102
302941109
159852102
Issuer
HURON CONSULTING GROUP INC
FTI CONSULTING INC
CHARLES RIVER ASSOCIATES INC
Underwriters
DBSI, UBS, William Blair
Lehman Brothers, Adams Harkness, BofA,
Janney Montgomery, SunTrust
William Blair, Adams Harkness
Years of continuous operation, including predecessors
> 3 years
> 3 years
> 3 years
Ticker
HURN US
FCN US
CRAI US
Is the affiliate a manager or co-manager of offering?
Joint Lead Manager
N/A
N/A
Name of underwriter or dealer from which purchased
UBS
N/A
N/A
Firm commitment underwriting?
Yes
Yes
Yes
Trade date/Date of Offering
10/12/2004
2/6/2003
8/5/2003
Total amount of offering sold to QIBs
5,000,000
0
0
Total amount of any concurrent public offering
0
2,330,000
2,060,000
Total
5,000,000
2,330,000
2,060,000
Public offering price
 $                                                           15.50
 $                                                           40.00
 $                                                           31.75
Price paid if other than public offering price
 N/A
 N/A
 N/A
Underwriting spread or commission
1.09%
2.20%
1.75%
Rating
N/A
N/A
N/A
Current yield
N/A
N/A
N/A








Fund Specific Information








Board
Total Share Amount
Purchased
$ Amount of
Purchase
% of Offering
Purchased by the
Fund
Security
Performance
Fund Performance
Measurement Date*
Boston Fund







Scudder Global Discovery Fund
Boston
12,600
 $                   195,300
0.25%
30.66%
3.04%
10/28/2004



Security Information








Security Purchased
Comparison Security
Comparison Security
Cusip
630195907
JP3831450006
JP3530100001
Issuer
JUPITER TELECOMMUNICATIONS
BRAINNAVI CO LTD
CHINTAI JUTAKU NEWS CO LTD
Underwriters
Goldman Sachs, Nikko, Daiwa, Mitsubishi,
Mizuho, Nomura, DBSI
Toyo, Ace, Aizawa, Cosmo, DLJ Direct,
Matsui, Mito, Mikko, Okasan
UFJ Tsubasa, Cosmo, Marusan, Matsui, Mito,
Mitsubishi, Mizuho, Monex, Okasan, Shinko,
SMBC
Years of continuous operation, including predecessors
> 3 years
> 3 years
> 3 years
Ticker
4817 JP
2388 JP
2420 JP
Is the affiliate a manager or co-manager of offering?
Co-Lead Manager
N/A
N/A
Name of underwriter or dealer from which purchased
Goldman Sachs
N/A
N/A
Firm commitment underwriting?
Yes
Yes
Yes
Trade date/Date of Offering
3/14/2005
1/28/2004
11/15/2004
Total dollar amount of offering sold to QIBs
 $                                                 911,420,000
 $                                                     2,490,000
 $                                                   75,230,000
Total dollar amount of any concurrent public offering
 $                                                                  -
 $                                                                  -
 $                                                                  -
Total
 $                                                 911,420,000
 $                                                     2,490,000
 $                                                   75,230,000
Public offering price
 $                                                         762.52
 $                                                         969.64
 $                                                     17,909.81
Price paid if other than public offering price
 N/A
 N/A
N/A
Underwriting spread or commission
$38.15
$77.57
$126.95
Rating
N/A
N/A
N/A
Current yield
N/A
N/A
N/A








Fund Specific Information








Board
Total Share Amount
Purchased
$ Amount of
Purchase
% of Offering
Purchased by the
Fund
Security
Performance^
Fund Performance^
Measurement Date*
Boston Funds







Scudder Global Discovery Fund
Boston
970
 $                   739,646
0.08%
3.68%
-4.30%
3/29/2005